EXHIBIT 1
                                                    Page 1 of 2

                     CSW Energy Services, Inc
                    Consolidated Balance Sheet
                       as of March 31, 2000
                           (unaudited)


Assets

   Current Assets
       Accounts Receivable - Affiliated                   $ 12,280
       Accounts Receivable - Non-Affiliated/Trade       35,222,077
       Materials and Supplies                            3,145,133
       Inventory - EV                                      825,019
       Prepaid and Other                                 1,457,106
                                                  -----------------
          Total Current Assets                          40,661,615
                                                  -----------------

   Property, Plant & Equipment
       Furniture & Fixtures                              6,963,803
       Accumulated Depreciation/Amortization               (63,809)
                                                  -----------------
          Net Property, Plant & Equipment                6,899,994
                                                  -----------------
   Other Assets
       Equity and Other Investments                      4,131,332
       Deferred Charges and Other Assets                21,119,713
                                                  -----------------
         Total Other Assets                             25,251,045

       Total Assets                                   $ 72,812,654
                                                  =================


Liabilities & Equity

   Current Liabilities
       Accounts Payable - Affiliated                     $ 171,910
       Accounts Payable - Non-Affiliated                41,184,882
       Taxes Payable                                     2,474,326
       Other Current Liabilities                             1,862
                                                  -----------------
          Total Current Liabilities                     43,832,980
                                                  -----------------

   Long-Term Debt
       Notes Payable - Corp                             33,645,765
       Notes Payable - Other                               250,000
                                                  -----------------
          Total Long-Term Debt                          33,895,765
                                                  -----------------

   Other Deferred Credits                                  471,538

   Equity
       Capital Stock - Common                                1,000
       Retained (Loss) - Prior Years                    (2,756,039)
       Retained Earnings/(Loss) - Current Year          (2,632,590)
                                                  -----------------
           Total Equity                                 (5,387,629)


                                                  -----------------
           Total Liabilities & Equity                 $ 72,812,654
                                                  =================
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                                                                   EXHIBIT 1
                                                                  Page 2 of 2

                           CSW Energy Services, Inc
                               Income Statements
                                  (unaudited)



                                     For the Three Months  For the Twelve Months
                                     Ended March 31, 2000  Ended March 31, 2000
                                     --------------------  ---------------------

Revenues

     Energy Services                                  $ -             $ 57,995
     Unbilled Revenues - Energy Services                -                    -
     Lignite Sales                                      -                    -
     Electric Vehicles - TotalEV, net of returns  475,027            1,418,631
                                           ---------------       --------------
         Total Revenue                            475,027            1,476,626

Cost of Revenues
     Energy Services Costs                         (1,426)              23,887
     Lignite Costs                                      -                    -
     Electric Vehicles - TotalEV                  392,427            1,223,126
                                           ---------------       --------------
          Total Cost of Revenues                  391,001            1,247,013

Gross Margin                                       84,026              229,613

General and Administrative Expense
     Operations                                   175,591            1,581,924
     Sales, Customer Service,  & Marketing        106,306              310,488
     Employee Benefits                             31,328               71,659
     Outside Services                             130,676              266,913
     Legal                                            731               37,831
     CSWS Allocations                              38,553              187,896
     Rental                                        10,274              231,912
                                           ---------------       --------------
        Total General and Administrative Expense  493,459            2,688,623

Operating Income/(Loss)                          (409,433)          (2,459,010)

     Taxes - Other than Income                     17,601               64,940
     Other (Income) / Deducts                   3,075,947           (9,130,775)
                                           ---------------       --------------

EBITDA                                         (3,502,981)           6,606,825

     Depreciation Expense                          25,245               86,526
     Interest Expense - CSW Corp                  521,087            1,397,937
                                           ---------------       --------------

Earnings Before Income Taxes                   (4,049,313)           5,122,362

     Provision for Deferred Income Tax                  -             (197,006)
     State Income Tax Savings                        (250)              99,248
     Federal Income Tax                         1,416,973           (1,613,331)
                                           ---------------       --------------

Net Income                                    $(2,632,590)         $ 3,411,273
                                           ===============       ==============